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                                                                      EXHIBIT 11

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                    CALCULATION OF EARNINGS (LOSS) PER SHARE


                                                                                                Years Ended October 31,
                                                                                   -------------------------------------------------
                                                                                     1996                1995                 1994
                                                                                      (In thousands, except per  share figures)
Primary:
Net income (loss) .....................................................            $ 16,603            $    115            $ (4,786)
                                                                                   ========            ========            ========
Weighted average number of common shares
outstanding ...........................................................              11,645              11,416              10,193
Number of common equivalent shares using the
treasury stock method .................................................                 116                 160                --
                                                                                   --------            --------            --------
Average number of common shares used to
compute earnings per share ............................................              11,761              11,576              10,193
                                                                                   ========            ========            ========
Earnings (loss) per share .............................................            $   1.41            $   0.01            $  (0.47)
                                                                                   ========            ========            ========

Fully diluted:
Net income (loss) .....................................................            $ 16,603            $    115            $ (4,786)
                                                                                   ========            ========            ========
Weighted average number of common shares
outstanding ...........................................................              11,645              11,416              10,193
Number of common equivalent shares using the
treasury stock method .................................................                 169                 207                --
                                                                                   --------            --------            --------
Average number of common shares used to
compute earnings per share ............................................              11,814              11,623              10,193
                                                                                   ========            ========            ========
Earnings (loss) per share .............................................            $   1.41            $   0.01            $  (0.47)
                                                                                   ========            ========            ========

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